Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Comcast Corporation on Form S-8 of our reports dated February 21, 1995 and June 7, 1995, appearing in the Annual Report on Form 10-K of Comcast Corporation for the year ended December 31, 1994 and in the Annual Report on Form 11-K of Comcast Corporation for the year ended December 31, 1994, respectively, and to the references to us under the heading "Experts" in this Registration Statement.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
October 4, 1995





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                                                        Exhibit 23.1 (Continued)


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Comcast Corporation on Form S-8 of our report dated February 28, 1995, except for Note 7 as to which the date is April 20, 1995, relating to the financial statements of Comcast MHCP Holdings, L.L.C. (an indirect majority owned subsidiary of Comcast Corporation), appearing in the Current Report on Form 8-K of Comcast Corporation filed on April 25, 1995, and to the reference to us under the heading "Experts" in this Registration Statement.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
October 4, 1995